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                                                                   Exhibit 10.11

(Multicurrency - Cross Border)
                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of December 23, 2002

Education Funding Capital Trust-I and Bayerische Landesbank, acting through its New York Branch, have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

    (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

    (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

    (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

       Copyright (c) 1992 by International Swap Dealers Association, Inc.

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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: --

    (i)   in the same currency; and

    (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

    (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

        (1) promptly notify the other party ("Y") of such requirement;

        (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

        (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

        (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

            (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

            (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


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    (ii) Liability. If: --

        (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

        (2) X does not so deduct or withhold; and

        (3) a liability resulting from such Tax is assessed directly against X,

    then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(c) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.


3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

    (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

    (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

    (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

    (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

    (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

    (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

    (ii) any other documents specified in the Schedule or any Confirmation; and

    (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

    (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(c) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

    (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii) Credit Support Default.

        (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

        (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

        (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

    (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

    (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

    (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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    described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

    (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

        (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

    (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

        (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

        (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below: --

    (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

        (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

        (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

    (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(c)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

    (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(c), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

    (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

    (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

    (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

    (ii) Transfer to Avoid Termination Event. If either an Illegality under
    Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

    If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

    Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

    (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

    (iv) Right to Terminate. If: --

        (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

        (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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    continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

    (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

    (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

    (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

    (i) Events of Default. If the Early Termination Date results from an Event of Default: --

        (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

        (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

        (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

        Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

        (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

    (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

        (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(c)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

        (2) Two Affected Parties. If there are two Affected Parties: --

            (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y, and

            (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

        If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

    (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

    (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

    (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

    (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

    (i) if in writing and delivered in person or by courier, on the date it is delivered;

    (ii) if sent by telex, on the date the recipient's answerback is received;

    (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

    (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

    (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

    (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

    (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                         Bayerische Landesbank, acting through
Education Funding Capital Trust-I        its New York Branch,
------------------------------------     ---------------------------------------
            (Name of Party)                         (Name of Party)


By:                                   By:
   ---------------------------------     ---------------------------------------
   Name:                                 Name:
   Title:                                Title:
   Date:                                 Date:

(Multicurrency - Cross Border)

                                    SCHEDULE
                                     to the
                              ISDA MASTER AGREEMENT
                                   dated as of

                                December 23, 2002

                                     between

            BAYERISCHE LANDESBANK, acting through its New York Branch
                                   ("Party A")

                                       and

         EDUCATION FUNDING CAPITAL TRUST-I, (a Delaware business trust)
                             ("EFCT" or "Party B")


Part 1.  Termination Provisions

(a) "Specified Entity" means: (i) in relation to Party A, none; and (ii) in relation to Party B, none.

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The provisions of Section 5(a) will apply to Party A and Party B as follows:

    -------------------------------------------------------------------------------------------------------------
                Section 5(a)                                Party A                        Party B
                ------------                                -------                        -------
    -------------------------------------------------------------------------------------------------------------
    (i)    "Failure to Pay or Deliver"                Applicable                     Applicable

    -------------------------------------------------------------------------------------------------------------
    (ii)   "Breach of Agreement"                      Not Applicable                 Not Applicable

    -------------------------------------------------------------------------------------------------------------
    (iii)  "Credit Support Default"                   Applicable, as qualified       Not Applicable

    -------------------------------------------------------------------------------------------------------------
    (iv)   "Misrepresentation"                        Not Applicable                 Not Applicable

    -------------------------------------------------------------------------------------------------------------
    (v)    "Default under Specified Transaction"      Not Applicable                 Not Applicable

    -------------------------------------------------------------------------------------------------------------
    (vi)   "Cross Default"                            Not Applicable                 Not Applicable

    -------------------------------------------------------------------------------------------------------------
    (vii)  "Bankruptcy"                               Applicable                     Applicable, as amended

    -------------------------------------------------------------------------------------------------------------
    (viii) "Merger Without Assumption"                Not Applicable                 Not Applicable

    -------------------------------------------------------------------------------------------------------------


(d) The "Credit Support Default" provision of Section 5(a)(iii) shall be applicable to Party A but only to the extent Party A (i) obtains a guaranty or (ii) enters into a collateral agreement pursuant to a Downgrade Cure.

(e) The "Bankruptcy" provisions of Section 5(a)(vii) shall apply to Party A and Party B; and, with respect to Party B, Section 5(a)(vii) shall be amended by deleting clause (2) in its entirety.

(f) The "Credit Event Upon Merger" provision in Section 5(b)(iv), which applies only to Party A, is hereby amended to read as follows:

                "(iv) Credit Event Upon Merger. "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption under Section 5(a)(viii) hereof and, in the reasonable opinion of the other party, the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker than X immediately prior to such action, (and, in such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the date of this Agreement:

                (1) X consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Agreement) to, or receives all or substantially all the assets or obligations of, another entity;

                (2) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X; or

                (3) X enters into any agreement providing for any of the foregoing."

(g) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(h)      Payments on Early Termination. For the purpose of Section 6(e) of this
         Agreement:

         (i)    Market Quotation will apply, and
         (ii)   The Second Method will apply; and

         any amount payable by Party B in respect of an Early Termination Date under Section 6(e) will be payable pursuant to the terms of the Indenture of Trust (as defined below).

(i)      "Termination Currency" means United States Dollars.

(j) The "Additional Termination Event" provisions of Section 5(b)(v) will apply as follows:

         Failure to Cure Following a Downgrade. It shall be an Additional Termination Event if Party A fails to effect a Downgrade Cure; and following an effective Downgrade Cure of the method set forth in subparagraph (3) of such definition, it shall be an Additional Termination Event if the senior unsecured debt rating of Party A is further downgraded by Moody's below A3 or P-1, or below A2 if there is no short term rating assigned to Party A or its long term rating by Moody's is withdrawn (all such ratings based upon the guarantee of the State of Bavaria), and Party A does not arrange for a replacement counterparty as set forth in subparagraph (1) of such definition within 7 Business Days of such subsequent Rating Agency Downgrade.

         For purposes of an Additional Termination Event hereunder, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

Part 2.  Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make and Party B will make the following representation:

    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

    (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

    (ii)  the satisfaction of the agreement of the other party contained in
          Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
          Section 4(a)(i) or 4(a)(iii) of this Agreement; and

    (iii) the satisfaction of the agreement of the other party contained in
          Section 4(d) of this Agreement,

    provided that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B each make the following representations, as applicable:-

    (i) Party A represents to Party B that it is a bank organized under the laws of Germany and treated as a corporation for U.S. tax purposes. All payments received or to be received by it in connection with this Agreement are, or will be, as the case may be, effectively connected with its conduct of a trade or business in the United States.

    (ii) Party B represents to Party A that it is a business trust organized and existing under the laws of the State of Delaware.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:

       party required to           Form/Document/            Date by which to be
       deliver document             Certificate              delivered

         Party A and      Any form, document or certificate  As soon as
           Party B        reasonably required by the other   practicable after
                          party to enable it to pay free,    written request is
                          or at a reduced rate, of           made.
                          withholding tax.

(b) Other documents to be delivered are:

 Party required                                                                                  Covered by
   to deliver                     Form/Document/                      Date by which             Section 3(d)
   document                        Certificate                       to be delivered           Representation
   Part A and     A duly certified copy of a resolution of     At execution of this Agreement        Yes
    Part B        the Board of Directors of such Party (or     and each date on which the
                  equivalent authorizing documentation),       parties enter into a
                  approving such Party's  entering into this   Transaction.
                  Agreement and transactions of the nature

Party required to                                                                                             Covered by
   deliver                         Form/Document/                                Date by which                Section 3(d)
  document                         Certificate                                   to be delivered             Representation
                      hereby contemplated and authorizing a
                      named person or persons to execute
                      this Agreement and each Confirmation
                      on its behalf and to enter into each
                      Transaction on its behalf.


Party A and           Opinion(s) of counsel, in form and                 At execution of this Agreement.           No
  Party B             substance  satisfactory to the other Party,
                      relating to power and authorization of
                      Party A or Party B, as applicable, to
                      execute and deliver this Agreement,
                      and any Credit Support Provider to
                      execute and deliver the Credit Support
                      Document, and to enter into
                      Transactions of the nature
                      contemplated by this Agreement, and
                      non-contravention of laws and other
                      agreements.

Party A and           Specimen signatures of each person executing       At execution of this Agreement            Yes
  Party B             (A) this Agreement or any document (including      and on each date on which the
                      Confirmations) on its behalf in connection         parties enter into a Transaction.
                      with this  Agreement and (B) any Credit
                      Support Document.

Party B               The audited financial statements of Party B        As soon as publicly available             Yes
                      and each Credit Support Provider for each          and in no event later than 90
                      fiscal year.                                       days following the end of such
                                                                         fiscal year.


Part 4. Miscellaneous

(a)     Address for Notices.  For the purpose of Section 12(a) of this
        Agreement:

        (i)  Address for notices or communications to Party A:

             Address:          Bayerische Landesbank New York Branch
                               560 Lexington Avenue
                               New York, NY 10022

             Attention:        Treasury
             Telephone No:     212-688-2010
             Facsimile No:     212-310-9870
             Telex:            wui 661722
             Answerback:       bayland

        (ii) Address for notices or communications to Party B:

             Address:          Education Funding Capital Trust - I
                               c/o Education Lending Services
                               Six East Fourth Street
                               Cincinnati, Ohio 45202
             Attention:        Perry D. Moore, Senior Vice President Finance
             Telephone No:     513-723-9222

                  Facsimile No:     513-723-1393

                  With copies to:

                  Attention:        Douglas L. Feist, Esq., Executive Vice
                                    President
                  Telephone No.:    858-617-6080
                  Facsimile No.:    858-793-1184

                  And Copies to:
                                    Fifth Third Bank
                                    MD10AT60
                                    38 Fountain Square Plaza
                                    Cincinnati, Ohio 45263
                  Attention:        Corporate Trust Department
                                    Brian Gardner
                  Telephone No.:    513-534-3367
                  Facsimile No.:    513-534-6785

(b)    Process Agent. For the purpose of Section 13(c) of this Agreement:

       Party A appoints as its Process Agent:      Not applicable

       Party B appoints as its Process Agent:      Not applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) Credit Support Document. Details of any Credit Support Document, each of which is incorporated by reference in, constitutes part of, and is in connection with this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation: None; provided, however, that if Party A (i) obtains a guaranty pursuant to a Downgrade Cure or
       (ii) enters into a collateral agreement pursuant to a Downgrade Cure, then such guaranty or collateral agreement (as applicable) will be a Credit Support Document with respect to Party A.

(g) Credit Support Provider. Credit Support Provider means in relation to Party A and Party B: None; provided, however, that if Party A obtains a guaranty pursuant to a Downgrade Cure, the provider of such guaranty will be a Credit Support Provider with respect to Party A.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of law doctrine except Section 5-1401 of its General Obligations Law).

(i) Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

Part 5.  Other Provisions.

(a)    Scope

This Agreement and the Transaction evidenced by the Confirmation dated December 23, 2002 with the Reference No. 51318NY constitute a Senior Obligation as defined under the Indenture of Trust.

(b)      Definitions

Reference is made to the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions (collectively the "2000 Definitions"), each as published by the International Swaps and Derivatives Association, Inc., which are incorporated by reference herein and made part hereof. Any capitalized terms used and not otherwise defined in this Agreement or in any Confirmation hereunder will have the meaning ascribed to such term in the 2000 Definitions or in the Indenture of Trust by and among Party B and Fifth Third Bank as Indenture Trustee (the "Indenture Trustee") and Fifth Third Bank as Trust Eligible Lender Trustee dated as of May 1, 2002 (the "Indenture of Trust"), as heretofore supplemented and amended by the 2002-1 Series A&B Supplemental Indenture of Trust dated as of May 1, 2002, the 2002-2 Series A&B Supplemental Indenture of Trust dated as of August 1, 2002 and the Third Supplemental Indenture of Trust dated as of December 23, 2002.

(c)      Additional Definitions

"Rating Agency Downgrade" means the rating applicable to Party A or a guarantor pursuant to option (2) in Downgrade Cure issued by a Rating Agency is withdrawn by S&P or Fitch or is reduced to below any of the Rating Thresholds.

"Rating Threshold" means a rating of (i) "Aa3" issued by Moody's with respect to Party A's long-term senior unsecured credit rating (based upon the guarantee of the State of Bavaria) or with respect to any party providing a guaranty pursuant to a Downgrade Cure, or (ii) "A-1" issued by S&P or "F1" issued by Fitch with respect to Party A's short-term rating (based upon the guarantee of the State of Bavaria).

"Swap Rating Agency" means each of "Moody's", "S&P" and "Fitch".

"Downgrade Cure" means Party A, within 7 Business Days of a Rating Agency Downgrade, does any of the following:

         (1) arranges for a replacement counterparty that meets the Rating Thresholds (as set forth herein) to enter into and deliver to Party B a replacement ISDA Master Agreement (Multicurrency-Cross Border) and confirmations with such replacement counterparty, on terms substantially similar to this Master Agreement and the related Confirmations hereunder, or

         (2) obtains a guaranty of another party that meets all the Rating Thresholds, to honor, Party A's obligations under this Master Agreement and the related Confirmations, or

         (3) provided that Party A's senior unsecured debt ratings assigned by Moody's are A3 and P-1 or better or A2 or better if there is no short term rating assigned to Party A (all such ratings based upon the guarantee of the State of Bavaria), enters into a collateral agreement in order to post collateral in the form and the amount that is required by the Swap Rating Agencies to maintain the then-existing ratings assigned to the Notes by the Swap Rating Agencies.

(d)      Set Off

Section 6 is amended by the inclusion of the following additional Section 6(f):

"(f) Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of the contingency) by the Payee to the Payer irrespective of the currency, place of payment or booking office of the obligation under any other agreement(s) between the Payee and the Payer (and the Other Agreement Amount will be discharged pro tanto). X will give notice to the other party of any set-off so effected.

         For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant part of such amounts) may be converted at the applicable prevailing exchange rate into the currency in which the other is denominated.

         If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

         Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of account, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(e) Notice of a Rating Agency Downgrade / Rating Confirmation. Party A agrees to provide Party B with a notice of a Rating Agency Downgrade no later than 5 Business Days' following receipt of such notice from a Swap Rating Agency; and either party, as applicable, agrees to obtain from each Swap Rating Agency (and subsequently provide to the other party) a Rating Confirmation prior to a Transfer or an Amendment in respect of this Agreement (pursuant to Sections 7 and 9(b) respectively).

(f)      Additional Representations of Party A and Party B

Section 3 is amended by adding the following additional subsections:

         "(g) No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise)."

         (h) Non-Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document to which it is a party, and each Confirmation:
         (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement, such Credit Support Document, and such Confirmation; and (iii) it has consulted with its own legal, regulatory , tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

         (i) Assessment and Understanding. It is capable of assessing the merit of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction."

         (j) Commodity Exchange Act. Each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Commodity Exchange Act; such party is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act.

(g)      Bankruptcy Code

Without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in
Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(h)  Waiver of Right to Trial by Jury

Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction.

(i)  Interest Rate Caps, Collars, Floors and Options

The condition precedent in Section 2(a)(iii)(1) will not apply to any payment or delivery owing by a party if the other party has then satisfied, in full, all of its payment or delivery obligations under Section 2(a)(i) in respect of all outstanding Transactions, and has no further payment or delivery obligations (whether actual or contingent) in respect of any outstanding Transactions.

(j)  Confirmations

Party B will respond promptly to a Confirmation sent by Party A, indicating whether the Confirmation contains any error and, if so, how the error should be corrected so that the Confirmation correctly reflects the parties' agreement with regard to the Transaction to which the Confirmation relates. Any failure by Party B to respond promptly to a Confirmation sent to it in accordance with
Section 12 will, in the absence of manifest error, be deemed to constitute its acknowledgement that the Confirmation correctly reflects the parties' agreement on the terms of the relevant Transaction. The requirement of Section 9(e)(ii) that the parties exchange confirmations will be satisfied by a Confirmation, which is sent and deemed to be acknowledged as provided above.

(k)  Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants or conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties hereto; provided, however, that this severability provision will not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, any such section) is held to be invalid or unenforceable.

(l)  Special and Limited Obligations of Party B

As provided in the Indenture of Trust, the obligations of Party B under this Agreement are special, limited obligations of Party B, secured by and payable solely from the assets comprising the trust estate under the Indenture of Trust. The obligations of Party B to make periodic payments (excluding Subordinated Issuer Termination Payments) under this Agreement shall be on a parity with the obligations to make payments with respect to the Senior Notes (as defined in the Indenture of Trust) and Party B shall secure performance of its obligations to make periodic payments (excluding Subordinated Issuer Termination Payments) under this Agreement on a parity with the Senior Notes (except for the security interest granted to the holders of the Senior Notes in this Agreement) by a pledge and assignment to the Indenture Trustee of the assets held under the Indenture of Trust in accordance with the Indenture of Trust. The obligations of Party B to make a payment in connection with an Early Termination Date shall be subordinate to the rights of the holders of the Notes, except for a payment required to be made by Party B in respect of (i) a payment default with respect to periodic payments (other than failure to pay any termination payment) by Party B under this Agreement or (ii) the bankruptcy or insolvency of Party B, all in accordance with the Indenture of Trust.

(m)  No Bankruptcy Petition

Prior to the date that is one year and one day after the date upon which Party B is terminated in accordance with the terms and provisions of the Amended and Restated Trust Agreement dated as of May 9, 2002, among Party B, Education Funding Capital I, LLC, as Depositor, Wilmington Trust Company, as Owner Trustee, and Fifth Third Bank, as Co-Owner Trustee and as Trust Eligible Lender Trustee, Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law.

(n)  Section 7:

     (i) Transfers. Section 7 of this Agreement is hereby amended by adding after Section 7(b) the following new paragraph:

          "Notwithstanding the provisions of this Section 7 of this Agreement, Party B may transfer all if its rights and obligations under any Transaction (the "Transferred Obligations") to another entity (the "Transferee") provided that:

          (1) the credit worthiness of the Transferee is reasonably acceptable to Party A;

          (2) the Transferee and Party A shall have executed a master agreement in form and substance satisfactory to Party A with terms appropriate for counterparties with the Transferee's credit rating, as determined by Party A in good faith (including such Credit Support Documents as shall be required by Party A and appropriate for counterparties with the Transferee's credit rating, as determined by Party A in good faith) under which the Transferred Obligations will be governed;

          (3) at the time of such transfer, no Early Termination Date shall have been designated under this Agreement and no Event of Default, Potential Event of Default or Termination Event shall have occurred and be continuing under this Agreement with respect to Party B;

          (4) such transfer will not result in the violation of any law, regulation, rule, judgment, order or other legal limitation or restriction applicable to Party A;

          (5) such transfer will not result in a violation of Party A's counterparty eligibility or credit practices or policies or exposure limitations;

          (6) at the time of such transfer, no event which would constitute a Termination Event, Event of Default or Potential Event of Default with respect to the Transferee if the Transferee were a party to this Agreement shall have occurred; and

          (7) such transfer does not result in any adverse tax consequences to Party A, including the obligation to deduct or withhold an amount with respect to any Tax from payments required to be made to the Transferee, the receipt of payments from the Transferee from which amounts with respect to any Tax may be deducted or withheld or the imposition of any tax, levy, impost, duty charge, or fee of any nature by any government or taxing authority which would not have been imposed but for such transfer."

     (ii) Assignment. Party A consents to the transfer and assignment by Party B of all of Party B's right, title and interest in and obligations under this Agreement to the Indenture Trustee under the Indenture of Trust.

BAYERISCHE LANDESBANK,                       EDUCATION FUNDING CAPITAL TRUST-I

NEW YORK BRANCH                              By: Fifth Third Bank, not in its
                                                 individual capacity, but solely
                                                 as Co-owner Trustee on behalf
                                                 of the Trust


By:______________________________            By:________________________________
Name:                                        Name:
Title:                                       Title:
Date:                                        Date:


By:______________________________
Name:
Title:
Date:


Acknowledged and Agreed:

Pursuant to Section 2.03 of the Indenture of Trust, the Indenture Trustee hereby acknowledges and agrees to the Agreement.

                                             FIFTH THIRD BANK, not in its
                                             individual capacity, but solely as
                                             the Indenture Trustee

                                             By:________________________________

                                             Name:
                                             Title:
                                             Date:

DECEMBER 23, 2002

EDUCATION FUNDING CAPITAL TRUST-I
12760 HIGH BLUFF DRIVE
SUITE 210
SAN DIEGO, CALIFORNIA  92130-20180

OUR REFERENCE NUMBER: 51318NY

DEAR SIRS:

THE PURPOSE OF THIS DOCUMENT IS TO CONFIRM THE TERMS AND CONDITIONS OF THE TRANSACTION ENTERED INTO BETWEEN YOURSELVES AND BAYERISCHE LANDESBANK ON THE TRADE DATE SPECIFIED BELOW (THE "TRANSACTION"). WITH RESPECT TO THE TRANSACTION, THIS CONFIRMATION CONSTITUTES A "CONFIRMATION" AS REFERRED TO IN THE RELEVANT AGREEMENT SPECIFIED BELOW.

WORDS AND EXPRESSIONS DEFINED IN THAT AGREEMENT HAVE THE SAME RESPECTIVE MEANINGS WHEN USED IN THIS CONFIRMATION.

THE DEFINITIONS AND PROVISIONS CONTAINED IN THE 2000 ISDA DEFINITIONS AS PUBLISHED BY THE INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.(HEREAFTER "THE DEFINITIONS"), ARE INCORPORATED BY REFERENCE IN AND SHALL BE DEEMED PART OF THIS CONFIRMATION. ANY TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE DEFINITIONS or in the Indenture of Trust by and among EDUCATION FUNDING CAPITAL TRUST-I and Fifth Third Bank as Indenture Trustee (the "Indenture Trustee") and Fifth Third Bank as Trust Eligible Lender Trustee dated as of May 1, 2002 (the "Indenture of Trust"), as heretofore supplemented and amended by the 2002-1 Series A&B Supplemental Indenture of Trust dated as of May 1, 2002, the 2002-2 Series A&B Supplemental Indenture of Trust dated as of August 1, 2002 and the Third Supplemental Indenture of Trust dated as of December 23, 2002. EACH PARTY CONFIRMS THAT IT HAS FULL KNOWLEDGE OF THE DEFINITIONS. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THOSE DEFINITIONS AND PROVISIONS AND THIS CONFIRMATION, THIS CONFIRMATION WILL GOVERN.

1) THIS CONFIRMATION SUPPLEMENTS, FORMS PART OF, AND IS SUBJECT TO, THE ISDA MASTER AGREEMENT AND SCHEDULE THERETO EACH DATED AS OF DECEMBER 23, 2002, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME ("THE AGREEMENT") BETWEEN YOURSELVES AND BAYERISCHE LANDESBANK. ALL PROVISIONS CONTAINED OR INCORPORATED BY REFERENCE IN THE AGREEMENT GOVERN THIS CONFIRMATION EXCEPT AS EXPRESSLY MODIFIED BELOW.

2) THE TERMS OF THE PARTICULAR TRANSACTION TO WHICH THIS CONFIRMATION RELATES ARE AS FOLLOWS:

NOTIONAL AMOUNT:                      USD 700,000,000.00. SUBJECT TO ADJUSTMENTS
                                      PURSUANT TO THE TERMS OF SECTION 5A OF
                                      THIS CONFIRMATION.

TRADE DATE:                           19 DECEMBER 2002

EFFECTIVE DATE:                      23 DECEMBER 2002

TERMINATION                          DATE: THE EARLIER OF (i) 31 DECEMBER 2003
                                     OR (ii) THE DATE ON WHICH THE NOTIONAL
                                     AMOUNT IS REDUCED TO ZERO PURSUANT TO
                                     SECTION 5A HEREOF, SUBJECT TO ADJUSTMENT IN
                                     ACCORDANCE WITH THE MODIFIED FOLLOWING
                                     BUSINESS DAY CONVENTION.

FIXED AMOUNTS:

FIXED RATE PAYER:                    EDUCATION FUNDING CAPITAL TRUST - I
                                     (PARTY B)

FIXED RATE PAYER                     THE LAST BUSINESS DAY MONTHLY COMMENCING

PAYMENT DATES:                       31 DECEMBER 2002, AND ENDING ON TERMINATION
                                     DATE, SUBJECT TO ADJUSTMENT IN ACCORDANCE
                                     WITH THE MODIFIED FOLLOWING BUSINESS DAY
                                     CONVENTION

FIXED RATE:                          1.58 PERCENT

FIXED RATE BASIS:                    30 / 360

BUSINESS DAYS:                       LONDON AND NEW YORK

FLOATING AMOUNTS:

FLOATING RATE PAYER:                 BAYERISCHE LANDESBANK, NEW YORK BRANCH
                                     (PARTY A)

FLOATING RATE PAYER                  THE LAST BUSINESS DAY MONTHLY COMMENCING
PAYMENT DATES:                       31 DECEMBER 2002, AND ENDING ON TERMINATION
                                     DATE, SUBJECT TO ADJUSTMENT IN ACCORDANCE
                                     WITH THE MODIFIED FOLLOWING BUSINESS DAY
                                     CONVENTION

FLOATING RATE FOR INITIAL            1.31625 %
CALCULATION PERIOD:

FLOATING RATE OPTION:                USD-LIBOR-BBA

DESIGNATED MATURITY:                 1 MONTH

SPREAD:                              NONE

FLOATING RATE                        ACTUAL / 360
DAY COUNT FRACTION:

RESET DATES:                            THE FIRST DAY OF EACH CALCULATION PERIOD

COMPOUNDING:                            INAPPLICABLE

BUSINESS DAYS:                          NEW YORK AND LONDON

3. ACCOUNT DETAILS:

PAYMENTS TO PARTY A:                    WACHOVIA BANK NA, NEW YORK
ACCOUNT FOR PAYMENTS IN USD:            INTERNATIONAL BRANCH
                                        A/C: BAYERISCHE LANDESBANK, NEW YORK
                                        A/C # 19353009
                                        ABA 026005092
                                        REFERENCE: 51318NY

PAYMENTS TO PARTY B:                    FIFTH THIRD BANK (CINCINNATI, OH)
ACCOUNT FOR PAYMENTS IN USD:
                                        ABA: 042 000 314
                                        ACCOUNT: 731-80137
                                        ACCOUNT NAME: CORPORATE TRUST INCOMING
                                        WIRE
                                        RE: EDUCATION FUNDING CAPITAL TRUST-I

4. OFFICES

A. PARTY A IS ACTING THROUGH THE FOLLOWING OFFICE:

BAYERISCHE LANDESBANK, NEW YORK BRANCH
DERIVATIVE PRODUCTS GROUP
560 LEXINGTON AVENUE
NEW YORK, NY 10022-6828
TEL: 212-310-9908
     212-230-9138
FAX: 212-310-9879

B. PARTY B IS ACTING THROUGH THE FOLLOWING OFFICE:

EDUCATION FUNDING CAPITAL TRUST-I
12760 HIGH BLUFF DRIVE
SUITE 210
SAN DIEGO, CALIFORNIA 92130-20180
ATTN: PERRY MOORE
TEL: 513-723-9222
FAX: 513-723-1393

5. OTHER PROVISIONS:

A. ADJUSTMENT TO NOTIONAL AMOUNT UPON ACCELERATION OR REDEMPTION OF THE NOTES. UPON EACH OCCURRENCE OF (I) THE ACCELERATION OF THE PRINCIPAL AMOUNT OF THE NOTES PURSUANT TO SECTION 5.09 OF THE INDENTURE OF TRUST AND THE SALE

     OF ANY PORTION OF THE TRUST ESTATE PURSUANT TO THE INDENTURE OF TRUST OR
     (II) THE REDEMPTION OF ALL OF THE OUTSTANDING NOTES PURSUANT TO THE INDENTURE OF TRUST, IT SHALL BE AN ADDITIONAL TERMINATION EVENT WITH RESPECT TO THE PORTION OF THE NOTIONAL AMOUNT ("TERMINATED NOTIONAL AMOUNT") EQUAL TO: (1) FOLLOWING AN EVENT DESCRIBED IN (I), THE RATIO OF
     (X) THE PROCEEDS RESULTING FROM THE SALE OF THE TRUST ESTATE PURSUANT TO THE INDENTURE OF TRUST TO (Y) THE TOTAL AMOUNT OF THE TRUST ESTATE IMMEDIATELY PRIOR TO SUCH SALE, OR (2) FOLLOWING AN EVENT DESCRIBED IN
     (II), THE ENTIRE NOTIONAL AMOUNT. WITH RESPECT TO SUCH TERMINATION: (I) PARTY A MAY ELECT TO DESIGNATE ANY DATE AFTER EACH OCCURRENCE OF AN EVENT DESCRIBED IN (I) OR (II) HEREOF AS AN EARLY TERMINATION DATE WITH RESPECT TO THE TERMINATED NOTIONAL AMOUNT; (II) PARTY B SHALL BE THE SOLE AFFECTED PARTY; (III) THE SETTLEMENT AMOUNT WITH RESPECT TO SUCH EARLY TERMINATION DATE SHALL BE CALCULATED IN ACCORDANCE WITH SECTION 6(E) OF THE AGREEMENT WITH RESPECT TO THE TERMINATED NOTIONAL AMOUNT AND SHALL BE PAYABLE PURSUANT TO THE TERMS OF THE INDENTURE OF TRUST; AND (IV) THE NOTIONAL AMOUNT SHALL BE ADJUSTED TO REFLECT SUCH REDUCTION.

B. IN CONSIDERATION OF THE FIXED RATE, PARTY A HAS BEEN INSTRUCTED BY PARTY B TO PAY AN UPFRONT PREMIUM IN THE AMOUNT OF USD 175,000.00 UPON SUCCESSFUL COMPLETION OF THE SWAP DOCUMENTATION TO THE FOLLOWING PAYMENT INSTRUCTION:

     BANKERS TRUST COMPANY, NEW YORK
     ABA 021001033
     A/C: WILLIAM R. HOUGH & COMPANY
     A/C NUMBER: 00814020
     REFERENCE: SWAP PREMIUM FEE
     ATTN: LAURIE WILLIAMS

C. FURTHER, IN RESPECT OF THE TRANSACTION, PARTY A AND PARTY B CONFIRM (WITH RESPECT TO ITSELF) THAT:

     1) IT IS ACTING FOR ITS OWN ACCOUNT, AND IT HAS MADE ITS OWN INDEPENDENT DECISIONS TO ENTER INTO THE TRANSACTION AND HAS MADE A DETERMINATION AS TO WHETHER THE TRANSACTION IS APPROPRIATE OR PROPER FOR IT, BASED ON ITS OWN JUDGEMENT AND UPON ADVICE FROM SUCH ADVISORS (WHICH HAVE NOT INCLUDED THE OTHER PARTY) AS IT HAS DEEMED NECESSARY.

     2) IT IS NOT RELYING ON ANY COMMUNICATION (WRITTEN OR ORAL) FROM THE OTHER PARTY OR ANY RECOMMENDATION, NOR ANY ASSURANCE, GUARANTEE OR REPRESENTATION AS TO ANY EXPECTED RETURN, PERFORMANCE, PROFITABILITY OR OTHER BENEFIT IN ENTERING INTO THE TRANSACTION, IT BEING UNDERSTOOD THAT INFORMATION AND EXPLANATIONS RELATED TO THE TERMS AND CONDITIONS OF THIS TRANSACTION WILL NOT BE CONSIDERED TO CONSTITUTE ANY OF THE ABOVE.

     3) IT IS CAPABLE OF EVALUATING AND UNDERSTANDING (ON ITS OWN BEHALF OR THROUGH INDEPENDENT PROFESSIONAL ADVICE), AND ACCEPTS AND ASSUMES

          RESPONSIBILITY FOR, THE TERMS, CONDITIONS AND RISKS (FINANCIAL AND OTHER) OF THE TRANSACTION. FURTHER, IT ASSUMES RESPONSIBILITY FOR DETERMINING THE APPROPRIATENESS OF THE TRANSACTION IN RELATION TO ITS OWN CIRCUMSTANCES AND HAS MADE ALL NECESSARY ENQUIRIES AS IT HAS DETERMINED APPROPRIATE PRIOR TO ENTERING THE TRANSACTION.

     4) IT IS NOT ACTING AS A FIDUCIARY OR AN ADVISOR IN RESPECT OF THE TRANSACTION.

PLEASE CONFIRM THAT THE FOREGOING CORRECTLY SETS FORTH THE TERMS OF OUR AGREEMENT BY SIGNING AND RETURNING THIS CONFIRMATION TO US OR SENDING US A LETTER OR TELEX SUBSTANTIALLY SIMILAR TO THIS CONFIRMATION, WHICH LETTER OR TELEX SETS FORTH THE MATERIAL TERMS OF THE TRANSACTION TO WHICH THIS CONFIRMATION RELATES.

YOURS FAITHFULLY,

BAYERISCHE LANDESBANK, NEW YORK

                                   SIGNATURES

BY: ________________________                BY: _________________________
NAME: MARILOU PUSUNG                        NAME:  CHRISTOPHER SAMBACH
TITLE: ASSISTANT TREASURER                  TITLE: VICE PRESIDENT
CONFIRMED BY:                               CONFIRMED BY:
BAYERISCHE LANDESBANK                       BAYERISCHE LANDESBANK



BY: __________________________
NAME:
TITLE:
CONFIRMED BY:
EDUCATION FUNDING CAPITAL TRUST-1


ACKNOWLEDGED AND AGREED:

PURSUANT TO SECTION 2.03 OF THE INDENTURE OF TRUST, THE INDENTURE TRUSTEE HEREBY ACKNOWLEDGES AND AGREES TO THE AGREEMENT.

                                                    FIFTH THIRD BANK, NOT IN ITS
                                                    INDIVIDUAL CAPACITY, BUT
                                                    SOLELY AS THE INDENTURE
                                                    TRUSTEE

                                                    BY: ________________________

                                                    NAME:
                                                    TITLE:
                                                    DATE: